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                                                                     EXHIBIT 3.2

                         PNC BANK, NATIONAL ASSOCIATION
                                    BY-LAWS
                      (as most recently amended 04/09/96)

Effective September 6, 1996 in connection with PNC Bank, National Association and Midlantic Bank, National Association Merger.

ARTICLE I.  MEETINGS OF SHAREHOLDERS

SECTION 1. ANNUAL MEETING. The Annual Meeting of the Shareholders of the Bank for the election of Directors and the transaction of all other business that may properly come before the meeting shall be held at the Pittsburgh National Building or other convenient place selected by the directors, on the Tuesday that next follows the annual meeting of the shareholders of PNC Bank Corp. If for any reason no such election of directors is made on that day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable.

SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders shall be held when called by the Board of Directors or when called in writing by one or more shareholders owning in the aggregate not less than ten per centum of the outstanding shares of stock of the Bank.

SECTION 3. NOTICE AND RECORD DATE. Notice of shareholders' meetings shall be given in the manner set forth in Article VIII, Section 5, not less than ten days nor more than sixty prior to the meeting. The Board of Directors may fix a date not less than ten nor more than forty days prior to the annual meeting or any special meeting of the shareholders as the record date for the determination of shareholders entitled to notice of and to vote at any such meeting, or any adjournment thereof, and only shareholders of record on the date so fixed shall be entitled to notice of and to vote at any meeting, or any adjournment thereof. In no event shall the record date as fixed by the Board of Directors be prior to the date on which the action is taken fixing such record date.

SECTION 4. QUORUM; SHAREHOLDER ACTION. A majority of the shares outstanding represented in person or by proxy shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any duly convened meeting unless otherwise provided by law. Shareholders may vote in person or by proxy duly authorized in writing, but no officer or employee of the Bank may act as proxy.

SECTION 5. WRITTEN ACTION OF SHAREHOLDERS. Any action which may be taken at a meeting of the shareholders of the Bank may be taken without a meeting if a consent in writing setting forth the action so taken, signed by all the shareholders who would be entitled to vote at a meeting for such purpose and such written consent, shall be filed with the Secretary of the Bank.

ARTICLE II.  DIRECTORS

SECTION 1. BOARD OF DIRECTORS. The Board of Directors shall have the power to manage and administer the business and affairs of the Bank. Except as expressly limited by law, all corporate powers of the Bank shall be vested in and may be exercised by the Board of Directors.

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SECTION 2. NUMBER. The Board of Directors shall consist of not less than five nor more than twenty-five individuals, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the Board or by resolution of a majority of the shareholders. Between annual meetings of shareholders, the Board of Directors, by a vote of a majority of the Board, may increase the membership of the Board, within the maximum above prescribed, but not more than four members and, by like vote, appoint individuals to fill the vacancies created thereby.

SECTION 3. ELECTION; TERM OF OFFICE. The Board of Directors shall be elected at each annual meeting of the shareholders. Each Director shall hold office from the time of his election and his qualification to serve as such and until the election and qualification of his successor or until such Director's earlier death, resignation, disqualification or removal.

SECTION 4. ORGANIZATION MEETING. A meeting of the Board of Directors for the purpose of organizing the new board, appointing the officers of the Bank for the ensuing year and transacting other business shall be held without notice immediately following the annual election of the Directors or as soon thereafter as is practicable at such time and place as the Secretary may designate.

SECTION 5. REGULAR MEETINGS. The regular meetings of the Board of Directors shall be held, without notice, at such times and places as the Board of Directors shall by resolution determine.

SECTION 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called at the request of any three Directors. Notice of special meetings shall be given in the manner set forth in Article VIII, Section 5.

SECTION 7. QUORUM; BOARD ACTION. A majority of the Directors then in office shall constitute a quorum for the transaction of business at any meeting. Unless otherwise provided by law, any action of the Board of Directors may be taken upon the affirmative vote of a majority of the Directors present at a duly convened meeting.

SECTION 8. VACANCIES. Any vacancy in the Board of Directors may be filled by appointment by a majority of the remaining Directors at any regular meeting or at a special meeting called for that purpose.

SECTION 9. PARTICIPATION OTHER THAN BY ATTENDANCE. To the extent permitted by law, any Director may participate in any regular or special meeting of the Board of Directors or of any committee of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting are able to hear each other.

SECTION 10. WRITTEN ACTION OF DIRECTORS. Any action which may be taken by the Directors at a duly convened meeting may be taken upon the unanimous written consent of the Directors.

SECTION 11. COMPENSATION. Each director, advisory director, and member of an Advisory Board of a branch office, who is not a salaried officer, shall receive compensation in such amount and in such manner as the Board of Directors may from time to time determine.

SECTION 12. RESIGNATION; REMOVAL. Any Director may resign by submitting his resignation to the Chief Executive Officer, the Chairman, the President or the Secretary. Such resignation shall become effective upon its submission or at any later time specified. Any Director may be removed from office by action of the shareholders or the Board taken in accordance with applicable law.

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SECTION 13.  PERSONAL LIABILITY FOR MONETARY DAMAGES.

         (a) To the fullest extent permitted by applicable law, each Director shall be indemnified and held harmless by the Bank for all actions taken by him or her and for all failures to take action to the fullest extent permitted by Pennsylvania law against all expense, liability and loss (including without limitation attorneys' fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her. No indemnification pursuant to this Section 13 shall be made, however, in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court of competent jurisdiction to have constituted willful misconduct or recklessness.

         (b) This Section 13 shall not apply to any administrative proceeding or action instituted by a federal bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by the Director in the form of making payments to the Bank.

         (c) The provisions of this Section 13 shall be deemed to be a contract with each Director of the Bank who serves as such at any time while this
Section 13 is in effect and each such Director shall be deemed to be doing so in reliance on the provisions of this Section 13. Any amendment or repeal of this Section 13 or adoption of any other provision of the By-Laws or the Articles of Association which has the effect of increasing Director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, prior to the adoption of such amendment, repeal or other provision.

SECTION 14. CORPORATE GOVERNANCE PROCEDURES. The Board of Directors and each committee thereof shall have the authority to adopt or otherwise avail itself of such corporate governance procedures as may be included from time to time in the Pennsylvania Business Corporation Law of 1988, provided that any such procedure complies with, or is not inconsistent with, applicable federal banking statutes and regulations, and safe and sound banking practices.

ARTICLE III.  COMMITTEES

SECTION 1. APPOINTMENT; POWERS. In addition to the Committees described in this
Article III, the Board may appoint one or more standing or temporary committees consisting of two or more Directors. The Board may invest such committees with such power and authority, subject to such conditions, as it may see fit.

SECTION 2. EXECUTIVE COMMITTEE. The Board may appoint from among its members an Executive Committee which, to the maximum extent permitted by law or as otherwise provided herein shall have and exercise in the intervals between the meetings of the Board of Directors all the powers of the Board of Directors. All acts done and powers conferred by the Executive Committee from time to time shall be deemed to be, and may be certified as being, done and conferred under authority of the Board of Directors. Four directors shall constitute a quorum regardless of whether the directors present shall have been formally appointed to the Executive Committee, and the action of a majority of the directors present at a meeting, unless a majority of such Directors are officers of the Bank, shall decide any matter or question submitted to the Executive Committee.

SECTION 3. EXAMINING COMMITTEE. The Board shall appoint from among its members an Examining Committee which shall be composed of not less than three directors, none of whom shall be officers of the Bank. The Board of Directors shall select a Chairman from the Committee's membership and the Committee may appoint a Secretary who need not be a director. The Committee shall meet on call of its Chairman. The

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duties and responsibilities of the Committee shall be as required by law and as assigned from time to time by the Board of Directors.

SECTION 4. CRA POLICY COMMITTEE. The Board of Directors shall appoint from among its members a Community Reinvestment Act Policy Committee which shall consist of not less than three directors, and such other officers who shall from time to time be appointed by the Board of Directors. The duties and responsibilities of the Committee shall be as assigned from time to time by the Board of Directors.

SECTION 5. PERSONNEL AND COMPENSATION COMMITTEE. The Board may appoint from among its members a Personnel and Compensation Committee. The duties and responsibilities of the Committee shall be as assigned by the Board of Directors.

SECTION 6. NOMINATING COMMITTEE. The Board may appoint from among its members a Nominating Committee. The duties and responsibilities of the Committee shall be as assigned by the Board of Directors.

SECTION 7. FIDUCIARY COMMITTEE. The Board may appoint from among its members a Fiduciary Committee. The duties and responsibilities of the Committee shall be as assigned by the Board of Directors.

SECTION 8. CREDIT COMMITTEE. The Board may appoint from among its members a Credit Committee. The duties and responsibilities of the Credit Committee shall be as assigned by the Board of Directors.

SECTION 9. ASSET AND LIABILITY MANAGEMENT COMMITTEE. The Board may appoint from among its members an Asset and Liability Management Committee. The duties and responsibilities of the Committee shall be as assigned by the Board of Directors.

SECTION 10. ORGANIZATION. All committees shall determine their own organization, procedures and times and places of meeting, unless otherwise directed by the Board and except as otherwise provided in these ByLaws. A majority of the Directors appointed to a committee shall constitute a quorum for the transaction of business at any meeting unless as otherwise provided in these By-Laws. In the case of committees with an even number of Directors appointed to the committees, one-half of the Directors shall constitute a quorum. Unless otherwise prevented by law or by the procedures established by the committee, any action of the committee may be taken upon the affirmative vote of a majority or one-half, as the case may be, of the Directors present at a duly convened meeting or upon the unanimous written consent of all Director members.

SECTION 11. ADVISORY BOARDS. Any branch office, with the approval of the Board of Directors or the Chief Executive Officer, may have an Advisory Board consisting of Directors, officers or members of the public, who may from time to time be appointed by the Board of Directors of the Chief Executive Officer or his designee. The Chairman of each Advisory Board shall be designated by the Board of Directors or the Chief Executive Officer. Each Advisory Board shall meet at such time or times as shall be determined by the Chairman of such Advisory Board. Advisory Boards shall be established for information and marketing purposes only and shall not have any duties, powers or responsibilities.

ARTICLE IV.  OFFICERS

SECTION 1. OFFICERS GENERALLY. The officers of the Bank, in order of precedence or rank, shall be a Chairman of the Board; one or more Vice Chairmen, if any; a President; one or more Vice Presidents, of whom one or more may be designated, in order of precedence or rank, Senior Executive, Executive or Senior Vice Presidents, and one of whom may be designated as responsible to direct, manage and supervise all fiduciary

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activities; a Cashier; a Secretary; a Controller; an Audit Director; and such other officers and functional officer titles, as the Board of Directors, the Chairman, the Vice Chairman or the President may from time to time designate. The Board of Directors shall from time to time designate from among the Chairman of the Board, the Vice Chairmen and the President, one of these officers to be the Chief Executive Officer.

SECTION 2. ELECTIONS; APPOINTMENT. All officers having the rank of Senior Vice President or higher shall be elected by the Board of Directors and shall hold office during the pleasure of the Board of Directors. All other Vice Presidents and other officers shall be appointed by the Chairman of the Board, a Vice Chairman or President or other officer authorized by the Board of Directors to appoint officers, and such action shall be reported to the Board of Directors.

SECTION 3. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have the general supervision of the policies, business and operations of the Bank; shall have general executive powers as well as those duties and powers as may be assigned by the Board of Directors; and shall have all other powers and duties as are usually incident to the chief executive officer of a national bank. In the absence of the Chief Executive Officer his powers and duties shall be performed by such other officer or officers as shall be designated by the Board of Directors.

SECTION 4. CHAIRMAN. The Chairman of the Board shall have general executive powers, shall preside at all meetings of the shareholders and shall have such other powers and duties as may be assigned to him from time to time by the Board of Directors.

SECTION 5. VICE CHAIRMAN. A Vice Chairman shall have general executive powers and shall have such duties and powers as shall be assigned from time to time by the Board of Directors or the Chief Executive Officer.

SECTION 6. PRESIDENT. The President shall have general executive powers and shall have such duties and powers as may be assigned from time to time by the Board of Directors or the Chief Executive Officer.

SECTION 7. SENIOR OFFICERS; VICE PRESIDENTS. The Senior Executive, Executive and Senior Vice Presidents as well as all other Vice Presidents shall have such duties and powers as may from time to time be assigned to them by the Board of Directors or by the Chief Executive Officer. Any reference in these By-Laws to a Vice President shall apply equally to a Senior Executive, Executive, or a Senior Vice President unless the context otherwise requires.

SECTION 8. VICE PRESIDENT IN CHARGE OF TRUSTS. The Vice President in Charge of Trusts, if any, under the direction of the Chief Executive Officer, shall direct, manage and supervise all fiduciary activities of the Bank and shall be responsible to the Board of Directors, the Chief Executive Officer and the Fiduciary Committee for the administration of the Bank's fiduciary powers. He shall have such other duties and powers as may be assigned to him by the Board of Directors or the Chief Executive Officer.

SECTION 9. CASHIER. Unless otherwise delegated to another officer or officers by the Board of Directors, the Cashier shall be responsible for all moneys, funds, securities, fidelity and indemnity bonds and other valuables belonging to the Bank, exclusive of the assets held by the Bank in a fiduciary capacity; shall cause to be kept proper records of the transactions of the Bank; and shall perform such other duties as may be assigned to him by the Board of Directors or the Chief Executive Officer.

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SECTION 10. SECRETARY. The Secretary shall attend the meetings of the shareholders, of the Board of Directors, and of the Executive Committee, if any, and shall keep minutes thereof in suitable minute books. He shall have charge of the corporate records, papers, and the corporate seal of the Bank. He shall have charge of the stock and transfer records of the Bank and shall keep a record of all shareholders and give notices of all meetings of shareholders and special meetings of the Board of Directors. He shall perform such other duties as may be assigned to him by the Board of Directors or the Chief Executive Officer.

SECTION 11. TRUST OFFICERS. The Officers performing fiduciary functions, being all officers assigned to the Trust, Trust and Investment Management or other Fiduciary Department, Division, or other unit of the Bank, shall execute and perform all actions desirable to carry out the fiduciary functions of the Bank, and shall perform such other duties as may be assigned by the Board of Directors, the Chief Executive Officer, or the Vice President in Charge of Trusts, if any.

SECTION 12. CONTROLLER. The Controller shall be the chief accounting officer and shall supervise systems and accounting records and shall be responsible for the preparation of financial reports.

SECTION 13. AUDIT DIRECTOR. The Audit Director shall have charge of auditing the books, records and accounts of the Bank. He shall report directly to the Board of Directors or a committee thereof.

SECTION 14. ASSISTANT OFFICERS. Each Assistant Officer shall assist in the performance of the duties of the officer to whom he is assistant and shall perform such duties in the absence of the officer. He shall perform such additional duties as the Board of Directors, the Chief Executive Officer, or the officer to whom he is assistant, may from time to time assign to him.

SECTION 15. TENURE OF OFFICE. The Chief Executive Officer, the Chairman, and the President shall each hold office for the year for which the Board was elected and until the appointment and qualification of his successor or until his earlier death, resignation, disqualification or removal by the Board of Directors. All other officers and employees shall hold office at the pleasure of the appropriate appointing authority.

SECTION 16. RESIGNATION. An officer may resign at any time by delivering written notice to the Bank. A resignation is effective when the notice is given unless the notice specifies a later effective date.

ARTICLE V.  FIDELITY BONDS

SECTION 1. Fidelity Bonds, for the faithful performance of their duties, shall be carried on all officers and employees in such form and amounts as the Board of Directors or Chief Executive Officer may require.

ARTICLE VI.  GENERAL POWERS OF OFFICERS

SECTION 1. The corporate seal of the Bank may be imprinted or affixed by any process. The Secretary and any other officers authorized by resolution of the Board of Directors shall have authority to affix and attest the corporate seal of the Bank.

SECTION 2. The authority of officers and employees of this Bank to execute documents and instruments on its behalf in cases not specifically provided for in these By-Laws shall be as determined from time to time by the Board of Directors, or, in the case of employees, by officers in accordance with authority given them by the Board of Directors.

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SECTION 3. Each of the Chairman of the Board, any Vice Chairman, the President,
any one of the Vice Presidents, the Cashier or the Secretary of this Bank is hereby authorized to pledge assets of the Bank as security for the safekeeping and prompt payment of deposits of public funds, or other funds, as required or permitted by law. Such officers may also pledge assets of the Bank as may be authorized from time to time by the Board of Directors.

ARTICLE VII.  STOCK CERTIFICATES

SECTION 1. Certificates of stock of the Bank shall be signed by the Chairman of the Board, or a Vice Chairman, or the President, or a Vice President, and countersigned by the Cashier or an Assistant Cashier, or by the Secretary or an Assistant Secretary, and shall be sealed with the seal of the Bank. The seal may be a facsimile. Where any such certificate is manually countersigned by two authorized officers, or is manually countersigned by one authorized officer and manually signed by a Registrar, the signature of the Chairman of the Board, or a Vice Chairman, or the President, or Vice President upon such certificate may be a facsimile. In case any such officer who has signed or countersigned, or whose facsimile signature has been placed upon such certificate shall have ceased to be an officer before such certificate is issued, it may be issued by the Bank with the same effect as if such officer were still an officer at the time of this issue.

SECTION 2. The shares of stock of the Bank shall be transferable only on its books upon surrender of the stock certificate for such shares properly endorsed.

SECTION 3. Transfers of stock shall not be suspended preparatory to the declaration of dividends, but dividends shall be paid to the shareholders in whose name the stock is standing on the records of the Bank at the close of business on such day subsequent to the date of declaration of the dividend as the Board of Directors may designate.

SECTION 4. If a stock certificate shall be lost, stolen, or destroyed, the shareholder may file with the Bank an affidavit stating the circumstances of the loss, theft or destruction and may request the issuance of a new certificate. He shall give to the Bank a bond which shall be in such sum, contain such terms and provisions and have such surety or sureties as the Board of Directors may direct. The Bank may thereupon issue a new certificate replacing the certificate lost, stolen or destroyed.

ARTICLE VIII.  GENERAL

SECTION 1. EXERCISE OF AUTHORITY DURING EMERGENCIES. The Board of Directors or the Executive Committee may from time to time adopt resolutions authorizing certain persons and entities to exercise authority on behalf of this Bank in time of emergency, and in the time of emergency any such resolutions will be applicable, notwithstanding any provisions to the contrary contained in these By-Laws.

SECTION 2. CHARITABLE CONTRIBUTIONS. The Board of Directors may authorize contributions to community funds, or to charitable, philanthropic, or benevolent instrumentalities conducive to public welfare in such sums as the Board of Directors may deem expedient and in the interest of the Bank.

SECTION 3. FISCAL YEAR. The fiscal year of the Bank shall be the calendar year.

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SECTION 4. AMENDMENTS. These By-Laws may be altered, amended, added to or repealed by a vote of a majority of the Board of Directors at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors called for that purpose.

SECTION 5. NOTICE; WAIVER OF NOTICE. Any notice required to be given to any shareholder or Director may be given either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, or by facsimile to his or her address or telephone number, as the case may be, appearing on the books of the Bank, or supplied by him or her to the Bank for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Each notice shall specify the place, day, and hour of the meeting, and, in the case of a special meeting, the general nature of the business to be transacted. Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or Director under the provisions of these By-Laws or under the provisions of the Articles of Association, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, will be deemed equivalent to the given of such notice. Except in the case of a special meeting of shareholders or Directors, neither the business to be transacted nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person either in person or by proxy, when permitted, will constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.